Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
 (baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES THIRD QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, November 8, 2012 - Stage Stores, Inc. (NYSE: SSI) announced today that it will release its third quarter 2012 financial results at 6:00 a.m. Eastern Time on Thursday, November 15, 2012.  The release of the Company's third quarter financial results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties can participate in the Company's third quarter conference call by dialing 703-639-1356.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's website at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts and then the webcast link.  A replay of the conference call will be available online until midnight on Friday, November 30, 2012.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities.  Its stores, which operate under the Bealls, Goody's, Palais Royal, Peebles, Stage and Steele's names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family.  The Company operates 862 stores in 40 states.  The Company also has an eCommerce website.  For more information about Stage Stores, visit the Company's website at www.stagestoresinc.com.

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